Exhibit 32

Canada Southern Petroleum Ltd.

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Canada Southern Petroleum Ltd. (the "Company") on Form 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, John W. A. McDonald, Chief Executive Officer of the Company and Randy L. Denecky, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

by /s/ Randy L. Denecky

by /s/ John W. A. McDonald

Randy L. Denecky

John W. A. McDonald

Chief Financial Officer

President and Chief Executive Officer

Date:  May 10, 2004

The foregoing certification is accompanying the Report solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), is not deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) and is not to be incorporated by reference into any filing of Canada Southern Petroleum Ltd. under the Securities Act of 1933 or the Exchange Act (whether made before or after the date of filing of the Report), irrespective of any general incorporation language contained in any such filing.